Centennial New York Tax Exempt Trust
                        Exhibit 24(b)(16) to Form N-1A
                     Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/95:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


             Date          Daily Accrual Per Share (in $)

           06/26/95              .0000761
           06/27/95              .0000770
           06/28/95              .0000749
           06/29/95              .0000746
           06/30/95              .0000730
           07/01/95              .0000730
           07/02/95              .0000730

           Seven Day
             Total:              .0005216


     Current Yield:        $0.0005216/7 x 365 = 2.72%


                                   365/7
     Effective Yield: (.0005216 + 1)      - 1  = 2.76%



Centennial New York Tax Exempt Trust
Page 2



2.   TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD
     ENED 06/30/95:

     The Fund's current tax equivalent yield is calculated using the following formula:

                a
              -----  +  b  =  Tax Equivalent Yield
              1 - c

     The symbols above represent the following factors:

     a = 7-day current yield of tax-exempt security positions in the portfolio.
     b = 7-day current yield of taxable security positions in the portfolio.
     c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Example:         .0272
                      -----------  +  0  = 5.06%
                      1  -  .4624


     The Fund's effective tax equivalent yield is calculated using the following formula:

                a
              -----  +  b  =  Tax Equivalent Yield
              1 - c

     The symbols above represent the following factors:

     a = 7-day effective yield of tax-exempt security positions in the portfolio.
     b = 7-day effective yield of taxable security positions in the portfolio.
     c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


     Example:           .0276
                      ----------  +  0  =   5.13%
                      1  - .4624




Centennial New York Tax Exempt Trust
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3.   TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD
     ENDED 06/30/95:

     The Fund's current tax equivalent yield is calculated using the following formula:

                a
              -----  +  b  =  Tax Equivalent Yield
              1 - c

     The symbols above represent the following factors:

     a = 30-day current yield of tax-exempt security positions in the portfolio.
     b = 30-day current yield of taxable security positions in the portfolio.
     c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).

     Example:           .0275
                      ----------  +  0  =   5.12%
                      1  - .4624


     The Fund's effective tax equivalent yield is calculated using the following formula:

                a
              -----  +  b  =  Tax Equivalent Yield
              1 - c

     The symbols above represent the following factors:

     a = 30-day effective yield of tax-exempt security positions in the portfolio.
     b = 30-day effective yield of taxable security positions in the portfolio.
     c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


     Example:           .0279
                      ----------  +  0  =   5.19%
                      1  - .4624




Centennial New York Tax Exempt Trust
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3.   TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD
     ENDED 06/30/95 (Continued):


         Combined Stated Tax Rate Formula

           1 - {(1-d)(1-[e+f])} = Combined Stated Tax Rate

     The symbols above represent the following factors:

     d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
     e = Stated New York State tax rate (e.g., for an individual in the
         39.6% federal and 7.594% state tax bracket filing singly).
     f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 3.40% City tax bracket filing singly).



      Example:   1 - {(1 - .3960)(1 - [.07594 + .0340])} = 46.24%